Designated Filer:  THC Holdings, Inc.
Issuer & Ticker Symbol:   Somera Communications, Inc. (SMRA)
Date of Event Requiring Statement: September 1, 2006

                                                                    Exhibit 99.2

                        JOINT FILERS' NAMES AND ADDRESSES


1.   Name:     THC Holdings, Inc.
     Address:  15776 Laguna Canyon Road
               Irvine, CA  92618

2.   Name:     Telmar Holdings I, Inc.
     Address:  15776 Laguna Canyon Road
               Irvine, CA  92618

3.   Name:     Telmar Holding Corp.
     Address:  15776 Laguna Canyon Road
               Irvine, CA  92618

4.   Name:     Telmar Network Technology, Inc.
     Address:  15776 Laguna Canyon Road
               Irvine, CA  92618